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IBIS TECHNOLOGY CORPORATION




                           IBIS TECHNOLOGY CORPORATION
                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS

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                                   EXHIBIT 11

                                                        TWELVE MONTHS ENDED
                                                            DECEMBER, 31,
                                             ------------------------------------------
                                                 1994           1995             1996
                                                 ----           ----             ----
Net loss reported                            $(1,474,299)    $(3,992,795)    $ (840,116)
Preferred stock accretion                         (8,522)           --             --
                                             -----------     -----------     ----------
Net loss as adjusted                         $(1,482,821)    $(3,992,795)    $ (840,116)
                                             ===========     ===========     ==========
Primary and fully diluted loss per share:
  Weighted average common shares               2,788,986       3,423,864      4,722,025
     outstanding
  Other(1)                                        30,071            --             --
                                             -----------     -----------     ----------
                                               2,819,057       3,423,864      4,722,025
                                             ===========     ===========     ==========
Net loss per common share                    $     (0.53)    $     (1.17)    $     (.18)
                                             ===========     ===========     ==========

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(1)     Pursuant to Securities and Exchange Commission Staff Accounting Bulletin
        No. 83, common stock issued for consideration below the IPO price of $7.00 per share and stock options granted with exercise prices below the IPO price during the twelve-month period preceding the date of the filing of the registration statement have been included in the calculation of common equivalent shares, using the Treasury stock method, as if they were outstanding for the period prior to the IPO.

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